UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2019

COLONY CAPITAL, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, Colony Capital, Inc. (the “Company”) entered into employment agreements with each of Mark M. Hedstrom, the Company's Executive Vice President, Chief Financial Officer and Chief Operating Officer and Neale W. Redington, the Company's Managing Director and Chief Accounting Officer.

Each of the agreements are in effect for an initial term of one year following January 1, 2019 (the “Effective Date”), subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. Each agreement requires that the executive devote his full business time and attention to the performance of his duties to the Company, but provides that the executive is permitted to engage in certain other outside activities so long as they do not unreasonably interfere with the performance of the executive’s duties to the Company.

The agreements provide for the same compensation terms for each executive as were in effect prior to the Effective Date, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2018. Such compensation terms include (i) the payment of a base salary equal to $475,000 for Mr. Hedstrom and $325,000 for Mr. Redington, (ii) each executive being eligible to receive a discretionary annual cash bonus with a target amount of $1,261,000 for Mr. Hedstrom and $585,000 for Mr. Redington, and (iii) annual grants of equity-based awards with a target value of $1,924,000 for Mr. Hedstrom and $732,000 for Mr. Redington. In addition, the executives will continue to receive allocations in respect of carried interests relating to funds managed by the Company that were granted to them prior to the Effective Date and are eligible to be granted new allocations in respect of carried interests relating to funds managed by the Company as is determined by the Company’s board of directors from time to time in consultation with the applicable executive.

The executives are also eligible to participate in the Company’s benefit plans made available to its senior executive officers from time to time and to receive certain of the perquisites that the executives were entitled to receive immediately prior to the Effective Date.

The agreements provide that if the executive’s employment is terminated by the Company without “cause” (as defined in the agreements and including non-renewal of the agreements by the Company) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims, he will be eligible to receive: (1) a lump sum cash payment equal to two times the sum of the executive’s base salary in effect immediately prior to the date of termination and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to the executive receiving his annual bonus in respect of calendar year 2021, then his target annual bonus); (2) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; (3) a pro-rated target bonus for the year of termination; (4) continued medical, dental and vision benefits at active employee rates for 24 months following termination; and (5) full vesting of all equity-based awards relating to securities of the Company, carried interests and other like compensation that he holds, to the extent unvested upon his termination.

The agreements also provide that if an executive provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive: (1) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination; and (2) a pro-rated target bonus for the year of termination.

For purposes of the agreements, “good reason” includes, in summary: (1) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position; provided, that, with respect to Mr. Hedstrom, “good reason” shall not occur if he retains either the title of Chief Operating Officer or Chief Financial Officer and there is no diminution in his duties, authority or responsibilities with respect to such retained title; (2) a requirement that the executive report to any person other than the Company's Chief Executive Officer or Executive Chairman, for Mr. Hedstrom, and the Company's Chief Executive Officer, Chief Financial Officer or President, for Mr. Redington; (3) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant then in effect; (4) a 25-mile relocation of the executive’s principal place of business or, for Mr. Hedstrom, in the case of more than one location, a 25-mile relocation of each such location; or (5) a material breach of the agreement or any other material agreement with the executive by the Company.

The agreements also include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreements, through a restrictive covenant agreement that is included as an exhibit to the agreements, provide that the executives will not, subject to certain exceptions, compete with the Company, or solicit the Company's investors or customers or employees or those of the Company's subsidiaries during their employment with the Company and for the one-year period following the termination of their employment with the Company unless their employment is terminated by the Company without cause (as defined in the agreement and including non-renewal of the employment agreement by the Company) or by the executive for “good reason” (as defined in the agreement and described above). The agreements also contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and the Company to disparage the other.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to such employment agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 14, 2019, between Colony Capital, Inc. and Mark M. Hedstrom
10.2	Employment Agreement, dated as of January 14, 2019, between Colony Capital, Inc. and Neale W. Redington

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 18, 2019	COLONY CAPITAL, INC.

		By:	/s/ Darren J. Tangen
Darren J. Tangen
President